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                                                                    EXHIBIT 99.4

                                REVOCABLE PROXY

                        RICHMOND COUNTY FINANCIAL CORP.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF RICHMOND COUNTY FINANCIAL CORP.
             FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

                            ________________, 1999.

     The undersigned shareholder of Richmond County Financial Corp. (the "Com pany") hereby appoints the Board of Directors of the Company or any successors thereto as proxies, each of them with full power of substitution, to attend and act as proxy for the undersigned and to cast all votes which the undersigned stockholder is entitled to cast at the special meeting of the stockholders of the Company to be held at __:00 a.m., local time on ___________, 1999, at the _____________________________________________, and any and all adjournments and postponements thereof (the "Special Meeting"), with all powers which the undersigned would possess if personally present (i) as designated below with respect to the matters set forth below and described in the accompanying Joint Proxy Statement/Prospectus, the receipt of which is hereby acknowledged, and
(ii) in their discretion with respect to any other business that may properly come before the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     This proxy will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT (AS DEFINED HEREIN), (2) FOR THE RATIFICATION OF CERTAIN AMEND MENTS TO THE RICHMOND COUNTY FINANCIAL CORP. 1998 STOCK-BASED INCENTIVE PLAN AND (3) IN THE DISCRETION OF THE PROXIES AS TO ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.



              (CONTINUED--TO BE SIGNED AND DATED ON REVERSE SIDE)
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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE
MERGER AGREEMENT AND FOR THE RATIFICATION OF CERTAIN AMENDMENTS TO THE RICHMOND COUNTY FINANCIAL CORP. 1998 STOCK-BASED INCENTIVE PLAN.


     1. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, amended and restated as of October 14, 1998, by and between the Richmond County Financial Corp. and Bayonne Bancshares, Inc. pursuant to which, among other things, Bayonne Bancshares, Inc. will merge with and into Richmond County Financial Corp.


               FOR       AGAINST    ABSTAIN
               [ ]         [ ]        [ ]



     2. The ratification of certain amendments to the Richmond County Financial Corp. 1998 Stock-Based Incentive Plan.


               FOR       AGAINST    ABSTAIN
               [ ]         [ ]        [ ]


     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjourn ment or postponement thereof. As of the date of the Special Meeting, management of the Company is not aware of any such other business.

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     This proxy may be revoked prior to the time it is voted by delivering to the secretary of the Company either a written revocation or a proxy bearing a later date or by appearing at the Special Meeting and voting in person. The undersigned hereby acknowl edges receipt of the Notice of the Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus, dated _____, 1999, for the Special Meeting.


                              Dated: ___________________

                              Signature: _______________

                              Signature: _______________

                              Title: ___________________


                              (Please date and sign here exactly as name appears at left. When signing as attorney, ad ministrator, trustee or guardian, give full title as such; and when stock has been issued in the name of two or more persons, all should sign.)


                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE

             IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE,
            SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE